Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR QUARTER AND FISCAL YEAR ENDED JUNE 30, 2014

DANBURY, CT - July 23, 2014 – Ethan Allen Interiors Inc. (NYSE: ETH) today reported operating results for the three and twelve months ended June 30, 2014. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Fourth Quarter Highlights:

Net sales of $198.8 million increased 9.1% compared to fourth quarter of fiscal 2013

Adjusted EPS grew 47.1% to $0.50 compared to fourth quarter of fiscal 2013; GAAP EPS increased 107.1% to $0.58

Gross margin increased 60 basis points to 54.6% compared to fourth quarter of fiscal 2013

Adjusted Operating Income of $24.9 million increased 42.4% compared to fourth quarter of fiscal 2013; GAAP Operating Income increased 47.5%.

Retail division net sales increased 7.1%, and generated adjusted operating income of $8.7 million for an adjusted operating margin of 5.6% compared to 2.9% for the fourth quarter of fiscal 2013.

Cash and securities of $135.8 million increased $32.3 million or 31.2% over June 30, 2013.

Capital Expenditures were $19.3 million year to date at June 30, 2014 compared to $19.0 million prior year and inventories of $146.3 million increased as planned by $9.0 million over June 30, 2013.

Retail division Written Sales decreased 5.5% compared to fourth quarter of fiscal 2013, Comparable Written Sales decreased 4.1% during the same time period.

Regular quarterly cash dividend of $0.12 per share declared; an increase of 20%

Fiscal Year ending June 30, 2014 Highlights:

Net sales of $746.7 million increased 2.4% compared to fiscal 2013

Adjusted diluted earnings per share (EPS) grew 10.7% to $1.45 compared to 1.31 for fiscal 2013; GAAP EPS increased 32.4% to $1.47 compared to $1.11 in fiscal 2013

Adjusted Operating Income of $74.3 million increased 7.9% compared to fiscal 2013; GAAP Operating Income increased 15.2%

Adjusted Net Income of $42.6 million increased 10.8% compared with fiscal 2013; GAAP Net Income increased 32.2%

Farooq Kathwari, Chairman and CEO commented, “We are pleased with our strong performance reflecting continued improvement to our vertically integrated enterprise and the performance of the Company’s retail division. These results reflect the leverage of our vertical structure. While our written business in the retail division for the fourth quarter was lower compared to last year, it was impacted by several factors including our decision to shift the end date of the June sale to July 7th to take advantage of timing of the July 4th holiday and the July 8th price increase which resulted in some of the end of sale written orders to shift into July, the somewhat sluggish retail environment and the timing of Easter falling in the fourth quarter this year. We are also pleased to have increased our quarterly dividend by 20%."

Mr. Kathwari continued "As we have stated previously, we are in the process of a major re-positioning of our brand including a major introduction of new products, improving the projection of our design centers, continued relocation and opening of new design centers, introduction of an improved website this coming Fall and a major focus of expansion of our North American manufacturing".

Mr. Kathwari concluded "July through September will be a period of transition with the sale of floor samples and inventory to make room for new products, remodeling to improve the projection of our design centers and producing new products most of which are made in our North American workshops. We plan to accelerate our marketing in the second quarter of fiscal 2015 and further accelerate in the third and fourth quarter. We remain cautiously optimistic."

Fiscal 2014 Fourth Quarter Financial Results:

Consolidated net sales for the quarter ended June 30, 2014 increased 9.1% over the prior year to $198.8 million. The Company’s wholesale segment net sales increased 8.8%. The Company’s retail segment net sales increased 7.1% to $155.6 million including a comparable design center net sales increase of 9.7%. Net income for the quarter ended June 30, 2014 was $17.1 million or $0.58 per diluted share compared with $8.2 million or $0.28 per diluted share in the prior year quarter. Earnings per diluted share reflect the Company’s reversal of deferred tax asset valuation allowances and certain other tax adjustments resulting in a net tax effect of $2.8 million recognized during the quarter. Excluding these benefits and other special items in both periods, adjusted earnings for the quarter were $0.50 per diluted share or $14.6 million compared to $0.34 per diluted share or $9.9 million in the prior year quarter. In addition, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.12 per share, an increase of 20%, which will be payable to shareholders of record as of October 9, 2014 and will be paid on October 24, 2014..

Fiscal 2014 Year-to-Date Financial Results:

Year to date net sales were $746.7 million, up 2.4% from $729.1 million the prior year. Gross margin and adjusted operating profit margin were 54.4% and 9.9% respectively compared with 54.6% and 9.4% respectively the prior year. Adjusted net income year to date of $42.6 million compares with $38.4 million the prior year period and our adjusted earnings per diluted share for the twelve months to date is $1.45 compared with $1.31 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 11:00 AM (Eastern) on Thursday, July 24th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-814-8476 with conference ID# 1640928.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant in each of Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2014 and fiscal 2013. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 (the “2013 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/14	06/30/13	06/30/14	06/30/13

Net sales	$198.8	$182.3	$746.7	$729.1
Gross margin	54.6%	54.0%	54.4%	54.6%
Operating margin	12.2%	9.0%	9.3%	8.3%
Operating margin (excluding special items*)	12.5%	9.6%	9.9%	9.4%
Net income	$17.1	$8.2	$42.9	$32.5
Net income (excluding special items* and unusual income tax effects)	$14.6	$9.9	$42.6	$38.4
Operating cash flow	$19.9	$16.9	$59.9	$61.3
Capital expenditures	$6.7	$2.5	$19.3	$19.0
Acquisitions	$0.0	$0.2	$0.0	$0.8

EBITDA	$28.9	$19.2	$87.3	$76.4
EBITDA as % of net sales	14.5%	10.5%	11.7%	10.5%

EBITDA (excluding special items*)	$29.5	$22.1	$92.0	$86.7
EBITDA as % of net sales (excluding special items*)	14.8%	12.1%	12.3%	11.9%

Selected Financial Data by Business Segment:

	Three Months Ended		Twelve Months Ended
	06/30/14	06/30/13	06/30/14	06/30/13
Retail
Net sales	$155.6	$145.3	$580.7	$578.3
Operating margin	5.2%	2.2%	1.8%	1.4%
Operating margin (excluding special items*)	5.6%	2.9%	2.6%	2.5%

Wholesale
Net sales	$116.1	$106.7	$453.6	$434.4
Operating margin	12.3%	12.4%	12.7%	11.7%
Operating margin (excluding special items*)	12.3%	12.4%	12.7%	12.1%

* Special items consist of restructuring, impairment, transition charges and other certain items.

Related tax effects are calculated using a normalized income tax rate.

 Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Twelve Months Ended
	06/30/14	06/30/13	06/30/14	06/30/13

Net sales	$198,835	$182,251	$746,659	$729,083
Cost of sales	90,211	83,907	340,163	330,734
Gross profit	108,624	98,344	406,496	398,349
Selling, general and administrative expenses	84,334	81,878	336,860	337,912
Operating income	24,290	16,466	69,636	60,437
Interest and other income (expense)	48	(1,677)	276	(1,485)
Interest expense	1,896	2,186	7,510	8,778
Income before income taxes	22,442	12,603	62,402	50,174
Income tax expense	5,358	4,409	19,471	17,696
Net income	$17,084	$8,194	$42,931	$32,478

Basic earnings per common share:
Net income per basic share	$0.59	$0.28	$1.48	$1.13
Basic weighted average shares outstanding	28,923	28,905	28,918	28,864

Diluted earnings per common share:
Net income per diluted share	$0.58	$0.28	$1.47	$1.11
Diluted weighted average shares outstanding	29,254	29,319	29,276	29,239

Comprehensive income:
Net income	$17,084	$8,194	$42,931	$32,478
Other comprehensive income
Currency translation adjustment	(203)	(946)	(77)	(506)
Other	14	9	105	56
Other comprehensive income net of tax	(189)	(937)	28	(450)
Comprehensive income	$16,895	$7,257	$42,959	$32,028

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	June 30,	June 30,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$109,176	$72,601
Marketable securities	18,153	15,529
Accounts receivable, net	12,426	12,277
Inventories	146,275	137,256
Prepaid expenses & other current assets	19,599	22,907
Total current assets	305,629	260,570

Property, plant and equipment, net	288,156	291,672
Intangible assets, net	45,128	45,128
Restricted cash and investments	8,507	15,433
Other assets	7,014	4,482

Total Assets	$654,434	$617,285

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	501	480
Customer deposits	59,684	59,098
Accounts payable	24,320	22,995
Accrued expenses & other current liabilities	51,542	50,366
Total current liabilities	136,047	132,939

Long-term debt	130,411	130,809
Other long-term liabilities	20,509	19,180
Total liabilities	286,967	282,928

Shareholders' equity	367,467	334,357

Total Liabilities and Shareholders' Equity	$654,434	$617,285

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Twelve Months Ended June 30, 2014 and 2013

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Income / Earnings Per Share
Net income	$17,084	$8,194	$42,931	$32,478
Special items net of related tax effects *	377	1,861	2,930	6,544
Unusual income tax effects	(2,834)	(191)	(3,306)	(617)
Net income (excluding special items* and unusual income tax effects)	$14,627	$9,864	$42,555	$38,405
Basic weighted average shares outstanding	28,923	28,905	28,918	28,864
Earnings per basic share	$0.59	$0.28	$1.48	$1.13
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.51	$0.34	$1.47	$1.33
Diluted weighted average shares outstanding	29,254	29,319	29,276	29,239
Earnings per diluted share	$0.58	$0.28	$1.47	$1.11
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.50	$0.34	$1.45	$1.31

Consolidated Operating Income / Operating Margin
Operating income	$24,290	$16,466	$69,636	$60,437
Add: special items *	593	1,007	4,614	8,382
Operating income (excluding special items*)	$24,883	$17,473	$74,250	$68,819

Net sales	$198,835	$182,251	$746,659	$729,083
Operating margin	12.2%	9.0%	9.3%	8.3%
Operating margin (excluding special items*)	12.5%	9.6%	9.9%	9.4%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$14,309	$13,192	$57,816	$50,843
Add: special items	-	43	-	1,886
Wholesale operating income (excluding special items*)	$14,309	$13,235	$57,816	$52,729
Wholesale net sales	$116,133	$106,749	$453,607	$434,439
Wholesale operating margin	12.3%	12.4%	12.7%	11.7%
Wholesale operating margin (excluding special items*)	12.3%	12.4%	12.7%	12.1%
Retail Operating Income / Operating Margin
Retail operating income	$8,104	$3,234	$10,515	$8,016
Add: special items	593	964	4,614	6,496
Retail operating income (excluding special items*)	$8,697	$4,198	$15,129	$14,512
Retail net sales	$155,603	$145,322	$580,739	$578,284
Retail operating margin	5.2%	2.2%	1.8%	1.4%
Retail operating margin (excluding special items*)	5.6%	2.9%	2.6%	2.5%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Twelve Months Ended June 30, 2014 and 2013

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

EBITDA
Net income	$17,084	$8,194	$42,931	$32,478
Add: interest expense, net	1,765	2,054	7,004	8,219
income tax expense	5,358	4,409	19,471	17,696
depreciation and amortization	4,654	4,494	17,930	18,008
EBITDA	$28,861	$19,151	$87,336	$76,401
Net sales	$198,835	$182,251	$746,659	$729,083
EBITDA as % of net sales	14.5%	10.5%	11.7%	10.5%

EBITDA	$28,861	$19,151	$87,336	$76,401
Add: special items*	593	2,931	4,614	10,306
EBITDA (excluding special items)	$29,454	$22,082	$91,950	$86,707
Net sales	$198,835	$182,251	$746,659	$729,083
EBITDA as % of net sales (excluding special items)	14.8%	12.1%	12.3%	11.9%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.